UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Knowlton Development Corporation, Inc.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

375 Roland-Therrien Boulevard Suite 210 Longueuil, Québec Canada	J4H 4A6
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common shares, no par value per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒:

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:	333-257845 (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:	None

Item 1.	Description of Registrant’s Securities to be Registered

The description under the heading “Description of Share Capital” relating to the Registrant’s common shares, no par value per share (the “Common Shares”), in the Prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-257845) originally filed with the Securities and Exchange Commission on July 12, 2021, as amended, and the description under the heading “Description of Share Capital” relating to the Common Shares in the Registrant’s final Prospectus to be subsequently filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, are incorporated herein by reference.

Item 2.	Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Knowlton Development Corporation, Inc.

By:	/s/ Nicholas Whitley
	Name:	Nicholas Whitley
	Title:	Chief Executive Officer

Date: September 20, 2021

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